
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted the Company's
Quarterly Report for the nine months period ended March 28, 1999, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          JUN-27-1999
<PERIOD-END>                               MAR-28-1999
<CASH>                                         $34,926
<SECURITIES>                                        $0
<RECEIVABLES>                                 $176,361
<ALLOWANCES>                                    $9,202
<INVENTORY>                                   $127,779
<CURRENT-ASSETS>                              $331,000
<PP&E>                                      $1,208,030
<DEPRECIATION>                                $528,740
<TOTAL-ASSETS>                              $1,315,731
<CURRENT-LIABILITIES>                         $137,929
<BONDS>                                       $443,363
<PREFERRED-MANDATORY>                               $0
<PREFERRED>                                         $0
<COMMON>                                        $6,003
<OTHER-SE>                                    $637,266<F1>
<TOTAL-LIABILITY-AND-EQUITY>                $1,315,731
<SALES>                                       $943,474
<TOTAL-REVENUES>                              $943,474
<CGS>                                         $815,567
<TOTAL-COSTS>                                 $815,567
<OTHER-EXPENSES>                                    $0
<LOSS-PROVISION>                                $5,075
<INTEREST-EXPENSE>                             $20,122
<INCOME-PRETAX>                                $65,319
<INCOME-TAX>                                   $20,698
<INCOME-CONTINUING>                            $44,621
<DISCONTINUED>                                      $0
<EXTRAORDINARY>                                     $0
<CHANGES>                                       $2,768
<NET-INCOME>                                   $41,853
<EPS-PRIMARY>                                     $.69<F2>
<EPS-DILUTED>                                     $.69<F2>

<F1>Note 1:  Other stockholders Equity of $637,266 is comprised of retained
Earnings of $650,752 and Accumulated Other Comprehensive Loss of $(13,486).

<F2>Note 2:  Pursuant to FASB 128, "Earnings per share" which the Company adopted in the prior fiscal year, the Company changed its method of calculating earnings per share and restated all prior periods. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options are excluded. Basic earnings per share for the current period in the above schedule, has been calculated to conform with the new pronouncement.

